AMENDMENT NUMBER 1 TO THE AMENDED AND RESTATED

                               SECURITY AGREEMENT

                  AMENDMENT NUMBER 1 TO THE AMENDED AND RESTATED SECURITY AGREEMENT (this "Amendment"), dated as of June 30, 2000, by and among UNION ACCEPTANCE FUNDING CORPORATION, an Indiana corporation, as Seller (in such capacity, the "Seller"), UAFC CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), MBIA INSURANCE CORPORATION, a New York stock insurance company, as financial guaranty insurer (the "Insurer") and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent for the Company, the Bank Investors, and the Insurer (in such capacity, the "Collateral Agent") amended that certain Amended and Restated Security Agreement dated as of May 12, 2000 (such agreement as so amended, the "Security Agreement").

                  WHEREAS, the parties hereto mutually desire to make an amendment to the Security Agreement as hereinafter set forth;

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Security Agreement.

         (a) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Facility Limit" and replacing it with the following:

                  ""Facility Limit" shall mean $350,000,000."

                  SECTION 2. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Issuer, the Borrower, any Bank Investor or the Agent under the Security Agreement.

                  SECTION 3. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 4. Severability; Counterparts. This Amendment may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 5. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by the Amendment.

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                  IN WITNESS  WHEREOF,  the parties have  executed and delivered this Amendment Number 1 as of the day and year first above written.

                                        ENTERPRISE FUNDING CORPORATION,
                                          as Company

                                        By: /s/ Bernard J. Angelo
                                            Name: Bernard J. Angelo
                                            Title:


                                        UAFC CORPORATION,
                                          as Debtor

                                        By: /s/ Leeanne W. Graziani
                                            Name: Leeanne W. Graziani
                                            Title:


                                        UNION ACCEPTANCE FUNDING
                                          CORPORATION, as Seller

                                        By: /s/ Maureen A. Schoch
                                            Name: Maureen A. Schoch
                                            Title:






                                                      7


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                                        UNION ACCEPTANCE CORPORATION,
                                          individually and as Collection Agent



                                      By: /s/ Melanie S. Otto
                                          Name: Melanie S. Otto
                                          Title:


                                      BANK OF AMERICA, N.A.,
                                        individually and as Collateral Agent
                                       and Bank Investor

                                      By: /s/ Michelle M. Heath
                                          Name: Michelle M. Heath
                                          Title:


                                      MBIA INSURANCE CORPORATION, as
                                        Insurer

                                      By: /s/ Nicholas Sourbis
                                          Name: Nicholas Sourbis
                                          Title: